UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2014

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1

Item 2.06 Material Impairments.

On July 1 2014, Standex International Corporation, a Delaware corporation (“Standex” or “the Company”) announced the sale of its American Foodservice Company (“AFS”) business unit to AFS All-American Millwork and Fabrication LLC, a portfolio company of All-American Holdings LLC, a private equity firm with offices in Atlanta and Nashville (the “Agreement”).  The sale was effective June 30, 2014.  AFS was an operating segment within the Company’s Food Service Equipment Group, with annual sales of approximately $22.0 million and an operating loss during fiscal 2014 of over $3.0 million.

As a result of the sale of substantially all AFS’s assets and assignment of liabilities, Standex will record a pre-tax impairment of long lived assets and a loss on sale of the AFS business totaling approximately $5.0 million as a component of discontinued operations during the quarter ended June 30, 2014.  The Company estimates that cash expenditures to fulfill its obligations related to the sale will be less than $0.8 million.

A copy of the July 1, 2014 press release related to the transaction is attached hereto as Exhibit 99.1.

SECTION 8

Item 8.01 Other Events.

On July 1, 2014, the Company issued a Press Release announcing the simultaneous execution of the Agreement and consummation of the sale of its American Foodservice Company business unit effective June 30, 2014 and referenced in Item 2.06 above.  A copy of the Press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

Exhibit  99.1

Press Release of the Company dated July 1, 2014, announcing the sale of American Foodservice Company.

FORWARD-LOOKING STATEMENTS

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 (the “Act”) that are intended to come within the safe harbor protection provided by the Act.  By their nature, all forward-looking statements involve risks and uncertainties, and actual outcomes may differ materially from those contemplated by the forward-looking statements.  Several factors could materially affect the impairment charges including variations from the Company’s estimates in the actual financial impact of the obligations of the Company, which may depend upon, among other things, general economic conditions.  Other factors that could materially affect the Company’s actual results are identified in the note regarding forward-looking statements which is contained in the press release attached as Exhibit 99, as well as in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 and subsequent periodic reports filed by the Company with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Thomas DeByle
Thomas DeByle Chief Financial Officer

Date: July 1, 2014

Signing on behalf of the registrant and as principal financial officer